Exhibit 99.1

tegocyber.com

PRESS RELEASE

COMMON SHARES OF TEGO CYBER INC. NOW QUOTED ON OTCQB

LAS VEGAS, NV, MARCH 9, 2021/ACCESSWIRE/ -- Tego Cyber Inc. (OTCQB:TGCB), an emerging developer of proactive cyber threat intelligence applications, is pleased to announce that the Company’s common shares have commences trading on the OTCQB Venture Marketplace (OTCQB) under the symbol ‘TGCB’ effective March 9, 2021. Price quote and disclosure information can be found at:

www.otcmarkets.com/stock/TGCB

The OTCQB Venture is the premier marketplace for entrepreneurial and development stage U.S. and international companies that are committed to providing a high-quality trading and information experience for their US investors. To be eligible, companies must be current in their financial reporting, pass a minimum bid price test, and undergo an annual company verification and management certification process. The OTCQB Venture quality standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors.

The Company would also like to announce that it has submitted an application for its common shares to become eligible for electronic clearing and settlement through the Depository Trust Company ("DTC"). DTC is a subsidiary of the Depository Trust & Clearing Corporation and manages the electronic clearing and settlement of publicly traded companies. Securities that are eligible to be electronically cleared and settled through the DTC are considered "DTC eligible." This electronic method of clearing securities speeds up the receipt of stock and cash, and thus accelerates the settlement process for investors.

Shannon Wilkinson, CEO of the Company, states “the Company is excited for the future and believes that the quoting of the common shares on the OTCQB will provide existing shareholders with liquidity and transparency while the Company pursues the roll out of its threat intelligence application.” Wilkinson further stated, “What is even more exciting for us is that we received this great news on International Women’s Day. As a woman-led tech company- I can’t help but be grateful for the female pioneers who have forged the way for women like myself, who lead by example, and who motivate and inspire other women. The culture of women-supporting-women is something I am proud of and proud to participate in.”

In addition to receiving the news that the Company’s common shares had been approved for trading on the OTCQB on International Women’s Day, Shannon was featured on the cover of CIO Views as a Top Businesswoman of 2021. Read the article here, Bridging the Gap of Gender Diversity with Cybersecurity.

About OTC Markets Group Inc.
OTC Markets Group Inc. (OTCQX: OTCM) operates the OTCQX® Best Market, the OTCQB® Venture Market and the Pink® Open Market for 11,800+ U.S. and global securities. Through OTC Link® ATS and OTC Link ECN, they connect a diverse network of broker-dealers that provide liquidity and execution services. OTC Markets Group enables investors to easily trade through the broker of their choice and empower companies to improve the quality of information available for investors. To learn more about how they create better informed and more efficient markets visit www.otcmarkets.com.

8565 S. Eastern Avenue, Suite 150 Las Vegas, NV 89123 | +1 855 939-0100

tegocyber.com

About Tego Cyber Inc.
Tego Cyber Inc (OTCQB: TGCB) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com/stock/TGCB/overview

Tego Cyber Inc. (the Company) was created to capitalize on the emerging cyber threat intelligence market. The Company has developed a cyber threat intelligence application that integrates with top end security platforms to gather, analyze, then proactively identify threats to an enterprise network. The Tego Threat Intelligence Platform (TTIP) takes in vetted and curated threat data and after utilizing a proprietary process, the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, and relevant. The threat data provides additional context including specific details needed to identify and counteract threats so that security teams can spend less time searching for disparate information. The first version of the TTIP will integrate with the widely accepted SPLUNK platform to provide real-time threat intelligence to macro enterprises using the SPLUNK architecture. The Company plans on developing future versions of the TTIP for integration with other established SIEM systems and platforms including: Elastic, IBM Rada, AT&T Alien Vault, Exabeam and LogRhythm.

Forward-Looking Statements
The statements contained in this press release, those which are not purely historical or which depend upon future events, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future constitute forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks factors described from time to time in the Company's Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Contact:
Tego Cyber Inc.
8565 S Eastern Avenue, Suite 150
Las Vegas, Nevada
USA 89123
Tel: 855-939-0100
Email: info@tegocyber.com
Web: tegocyber.com
Facebook: facebook.com/tegocyber
LinkedIn: linkedin.com/company/tegocyber
Twitter: twitter.com/tegocyber

Investor Relations:
Tel: 855-939-0100 Ext 705
Email: investor@tegocyber.com